EXHIBIT 10.2

DIGITAL RIVER, INC.

1999 STOCK OPTION PLAN

(FORMERLY KNOWN AS THE 1999 NON-OFFICER STOCK OPTION PLAN)

ADOPTED AUGUST 10, 1999

AMENDED FEBRUARY 7, 2000

FURTHER AMENDED FEBRUARY 7, 2001

FURTHER AMENDED AUGUST 1, 2002

1.                            PURPOSES.  The principal purposes of the Digital River, Inc. (the “Corporation”) 1999 Stock Option Plan (formerly known as the 1999 Non-Officer Stock Option Plan) (the “Plan”) Plan are: (a) to improve individual performance by providing long-term incentives and rewards to Employees, Directors and Consultants of the Corporation; (b) to assist the Corporation in attracting, retaining and motivating Employees, Directors and Consultants with experience and ability; and (c) to associate the interests of such persons with those of the Corporation’s stockholders.

Options granted under this Plan may be Non-Qualified Stock Options.

2.                            DEFINITIONS.  For purposes of this Plan, the following terms shall have the meanings indicated below:

(a)                        “Affiliate” shall mean any parent corporation or subsidiary corporation of the Corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)                        “Board” shall mean the Board of Directors of the Corporation.

(c)                        “Capital Stock” shall mean any of the Corporation’s authorized but unissued shares of voting common stock, par value of One Cent ($.01) per share.

(d)                        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)                        “Committee” shall mean a committee comprised of one or more members of the Board appointed by the Board in accordance with Section 4 of the Plan.

(f)                          “Consultant” shall mean any person, including an advisor or other form of independent contractor, engaged by the Corporation or an Affiliate to render consulting services and who is compensated for such services (provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities), provided that the term “Consultant” shall not include Employees or Directors.

(g)                       “Continuous Service” shall mean the Optionee’s service with the Corporation or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee’s Continuous Service. For example, a change in status from an Employee of the Corporation to a Consultant of an Affiliate or a Director of the Corporation will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Corporation, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(h)                       “Corporation” shall mean Digital River, Inc., a Delaware corporation and any of its Affiliates.

(i)                          “Director” shall mean a member of the Board.

(j)                          “Employee” shall mean any person employed by the Corporation or by any Affiliate. Mere services as a Director or payment of a director’s fee by the Corporation or an Affiliate shall not be sufficient to constitute “employment” by the Corporation or an Affiliate.

(k)                      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)                          “Fair Market Value” shall mean the price per share determined as follows: (a) if the security is listed for trading on one or more national securities exchanges (including the NASDAQ National Market System), the reported last sales price on such principal exchange on the date in question, or if such security shall not have been traded on such principal exchange on such date, the reported last sales price on such principal exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including the NASDAQ National Market System) but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee (as defined below) which determination shall be final and binding on all parties.

(m)                    “Non-Qualified Stock Option” shall mean an Option, not intended to qualify as an “incentive stock option” as defined in Section 422 of the Code, to purchase Capital Stock of the Corporation.

(n)                       “Officer” shall mean a person who possesses the authority of an “officer” as that term is used in Rule 4460(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc. For purposes of the Plan, a person in the position of “Vice President” or higher shall be classified as an “Officer” unless the Board or the Committee expressly finds that such person does not possess the authority of an “officer” as that term is used in Rule 4460(i)(1)(A) of the Rules of the National Association of Securities Dealers, Inc.

(o)                        “Option” shall mean a Non-Qualified Stock Option granted pursuant to the Plan.

(p)                        “Option Agreement” shall mean a written agreement pursuant to which the Corporation grants an Option to an Optionee and sets the terms and conditions of the Option. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(q)                        “Option Date” shall mean the date upon which an Option Agreement for an Option granted pursuant to the Plan is duly executed by or on behalf of the Corporation.

(r)                        “Option Stock” shall mean the voting common stock of the Corporation, par value of One Cent ($.01) per share (subject to adjustment as described in Section 7) reserved for Options pursuant to this Plan, or any other class of stock of the Corporation which may be substituted therefor by exchange, stock split or otherwise.

(s)                        “Optionee” shall mean an Employee, Director or Consultant of the Corporation or one of its Affiliates to whom an Option has been granted under the Plan or, if applicable, such other person who holds an outstanding Option.

(t)                          “Plan” shall mean this 1999 Stock Option Plan (formerly known as the 1999 Non-Officer Stock Option Plan), as amended hereafter from time to time.

(u)                       “Securities Act” shall mean the Securities Act of 1933, as amended.

3.                            OPTIONS AVAILABLE UNDER PLAN.  The Corporation’s authorized Capital Stock in an amount equal to Eight Million Four Hundred Fifty Thousand (8,450,000) shares is hereby made available, and shall be reserved for issuance under this Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 7. Except as provided in Section 7, in no event shall the number of shares reserved be reduced below the number of shares issuable upon exercise of outstanding Options. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall (unless the Plan shall have been terminated) become available for other Options under the Plan.

4.                            ADMINISTRATION.  The Plan shall be administered by the Committee. The Corporation shall grant Options pursuant to the Plan upon determinations of the Committee as to which of the eligible persons shall be granted Options, the number of shares to be optioned and the term during which any such Options may be exercised. The Committee may from time to time adopt rules and regulations for carrying out the Plan and shall have authority and discretion to interpret and construe any provision of the Plan. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan shall be final and conclusive. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

5.                            ELIGIBILITY FOR NON-QUALIFIED STOCK OPTIONS.

(a)                        Eligible Persons.  Non-Qualified Stock Options may be granted to Employees, Directors and Consultants.

(b)                        Restrictions on Eligibility.  Notwithstanding the foregoing, the aggregate number of shares issued pursuant to Options granted to Officers and Directors cannot exceed forty percent

(40%) of the number of shares reserved for issuance under the Plan as determined at the time of each such issuance to an Officer or Director, except that there shall be excluded from this calculation shares issued to Officers not previously employed by the Corporation pursuant to Options granted as an inducement essential to such individuals entering into employment contracts with the Corporation.

(c)                        Consultants.

(i)                         A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Corporation’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Corporation, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Corporation determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (E.G., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)                     Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.                            TERMS AND CONDITIONS OF OPTIONS.  Whenever the Committee shall designate an Optionee, it shall communicate to the Secretary of the Corporation the name of the Optionee, the number of shares to be optioned and such other terms and conditions as it shall determine, not inconsistent with the provisions of this Plan. The chief executive officer or other officer of the Corporation shall then enter into an Option Agreement with the Optionee, complying with and subject to the following terms and conditions and setting forth such other terms and conditions of the Option as determined by the Committee:

(a)                        Number of Shares and Option Price.  The Option Agreement shall state the total number of shares to which it pertains. The price of Option Stock for a Non-Qualified Stock Option shall be determined by the Committee and may be less than the Fair Market Value at the Option Date. The Option price shall be subject to adjustment as provided in Section 7 hereof.

(b)                        Time and Manner of Exercise of Option.  Options granted hereunder shall be exercisable as determined by the Committee at the time of the grant of such Options. Notwithstanding the foregoing, no Option may be exercised after ten (10) years from the date on which the Option was granted.

(c)                        Termination of Continuous Service, Except Death or Disability.  In the event that the continuous service of an Optionee shall cease for any reason other than his or her death, disability or “for cause,” unless otherwise specified in the Option Agreement, any vested, outstanding Options shall terminate ninety (90) days after the termination of the employee or at the time specified in the Option Agreement.  If an alternate period other than ninety (90) days is included in the Option Agreement, any vested Options not exercised within the period specified in the Option Agreement shall terminate at the expiration of such period.  In the event that Optionee shall be terminated “for cause” including, but not limited to: (i) willful breach of any agreement entered into with the Corporation; (ii) misappropriation of the Corporation’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Corporation; or (iii) conviction of any felony or crime involving moral turpitude, the Option shall terminate seven (7) days after termination of the employee.

(d)                        Death or Disability of Optionee.  If the Optionee shall die or become disabled within the definition of Section 22(e)(3) of the Code while in the employ of the Corporation or any Affiliate or if the Optionee shall die within the period after the termination of his or her Continuous Service with the Corporation or any Affiliate as provided in paragraph (c) of this Section, and in either case shall not have fully exercised his or her vested Options, any vested Options granted pursuant to the Plan which were exercisable at the date of termination of Continuous Service shall terminate at the time specified in the Option Agreement; provided, however, that such vested Options shall not be exercisable for a period greater than one (1) year following his or her death or date of disability. If no such periods are specified in the Option Agreement, then any vested outstanding Options shall be exercisable only within: (i) six (6) months following the Optionee’s death and (ii) thirty (30) days following the Optionee’s disability. In the case of death, such Option shall be exercised pursuant to paragraph (e) of this Section by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution, and only to the extent that such Options were exercisable at the time of death.

(e)                        Transfer of Option.  Each Option granted hereunder shall, by its terms, not be transferable by the Optionee other than by will or by the laws of descent and distribution, and shall be, during the Optionee’s lifetime, exercisable only by the Optionee or Optionee’s guardian or legal representative. Except as permitted by the preceding sentence, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

(f)                          Manner of Exercise of Options.  An Option may be exercised, in whole or in part, at such time or times and with such rights with respect to such shares, which have accrued and are in effect. Such Option shall be exercisable only by: (i) written notice to the Corporation of intent to exercise the Option with respect to a specified number of shares of stock; (ii) tendering the original Option Agreement to the Corporation; and (iii) payment to the Corporation of the amount of the Option purchase price for the number of shares of stock with respect to which the Option is then exercised. Payment of the Option purchase price shall be made in the manner set forth in the Option Agreement, which may be in: (i) cash, check or equivalent form; (ii) by delivery of shares of common stock of the Corporation which have been owned for no less than six (6) months, with a Fair Market Value equal to the Option purchase price; (iii) by a combination of cash and shares of common stock of the Corporation, which valued together shall equal the Option purchase price; provided, however, that there shall be no such exercise at any time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the Optionee or person exercising the Option. When all shares of optioned stock covered by the Option Agreement have been issued to the Optionee, or the Option shall expire, the Option Agreement shall be canceled.

(g)                       Option Certificate.  The Board of Directors shall have discretion to issue a certificate representing an Option granted pursuant to this Plan. Such certificate shall be surrendered to the Corporation upon exercise of the Option.

(h)                       Delivery of Certificate.  Except where shares are held for unpaid withholding taxes, between fifteen (15) and thirty (30) days after receipt of the written notice and payment specified above, the Corporation shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Corporation, or the stock transfer agent for the Corporation, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee and the address specified in the written notice of exercise.

(i)                          Other Provisions.  The Option Agreements under this Section shall contain such other provisions as the Committee shall deem advisable.

7.                            ADJUSTMENTS.

(a)                        Capitalization Adjustments.  If any change is made in the Capital Stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to Section 3 and the maximum number of shares subject to award to any person pursuant to Sections 5 and 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board of Directors of the Corporation, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Corporation shall not be treated as a transaction “without receipt of consideration” by the Corporation.)

(b)                        Change In Control - Asset Sale, Merger, Consolidation Or Reverse Merger.  In the event of (1) a sale of substantially all of the assets of the Corporation, (2) a merger or consolidation in which the Corporation is not the surviving corporation or (3) a reverse merger in which the Corporation is the surviving corporation but the shares of Capital Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 7, paragraph (b)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan but subject to the restrictions in this Section 7, paragraph (d), then with respect to Options held by Optionees whose Continuous Service has not terminated, the vesting shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

(c)                        Change In Control - Securities Acquisition.  In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Corporation or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Corporation representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (other than an acquisition pursuant to Section 7, paragraph (b) above), then with respect to Options held by Optionees whose Continuous Service has not terminated and subject to the restrictions in Section 7, paragraph (d), the vesting of such Options shall be accelerated in full.

(d)                        Pooling of Interests.  If the Corporation and the other party to the transaction constituting a “change in control” as described in this Section 7 agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the accelerated vesting of Options described in this Section 7 shall not occur to the extent that the Corporation’s independent public accountants and such other party’s independent public accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

8.                            NO RIGHTS AS STOCKHOLDER.  An Optionee shall not, by reason of any Option granted hereunder, have any right of a stockholder of the Corporation with respect to the shares covered by his Option until such shares shall have been issued to the Optionee.

9.                            NO OBLIGATION TO EXERCISE OPTION.  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option. Neither shall the Plan confer upon the Optionee any rights respecting continued Continuous Service nor limit the Optionee’s rights or the Corporation’s rights to terminate such Continuous Service.

10.                     WITHHOLDING TAXES.  Whenever under the Plan shares of Option Stock are to be issued upon exercise of the Options granted hereunder, and prior to the delivery of any certificate or certificates for said shares by the Corporation, the Corporation shall have the right to require the Optionee to remit to the Corporation an amount sufficient to satisfy any federal and state withholding or other employment taxes resulting from such exercise. In the event that withholding taxes are not paid within five days after the date of exercise, to the extent permitted by law the Corporation shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of shares of stock deliverable or by offsetting such withholding taxes against amounts otherwise due from the Corporation to the Optionee; provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law. If withholding taxes are paid by reduction of the number of shares deliverable to Optionee, such shares shall be valued at the Fair Market Value as of the fifth business day following the date of exercise.

11.                     MODIFICATION OF OUTSTANDING OPTIONS.  The Committee may accelerate the exercisability of an outstanding Option and may authorize modification of any outstanding Option with the consent of the Optionee when and subject to such conditions as are deemed to be in the best interests of the Corporation and in accordance with the purposes of the Plan.

12.                     FOREIGN EMPLOYEES.  Without amending the Plan, the Committee may grant Options to eligible Employees, Directors and Consultants who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modification, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Corporation operates or has Employees, Directors and Consultants.

13.                     LIQUIDATION.  Upon the complete liquidation of the Corporation, any unexercised Options theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 7 in connection with a merger, consolidation or reorganization of the Corporation.

14.                     CONDITIONS UPON ISSUANCE OF SHARES.  The Corporation may require the Optionee (or any person to whom an Option is transferred under Section 6 paragraph (e)) to execute such documents and to provide such representations, written assurances or information which the Corporation shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee (or any person to whom an Option is transferred under Section 6 paragraph (e)) to exercise such Option. The Corporation may, upon advice of counsel to the Corporation, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities and other laws, including, but not limited to, legends restricting the transfer of the Option Stock.

15.                     TERMINATION AND AMENDMENT OF THE PLAN.  This Plan shall terminate when all reserved Option Stock has been issued and cannot return to the reserve or at such earlier time as the Board of Directors shall determine. Any termination shall not affect any Options then outstanding under the Plan.

The Board or the Committee at any time, and from time to time, may amend the Plan.

16.                     INDEMNIFICATION.  In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid to them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding. The Committee member or members shall notify the Corporation in writing, giving the Corporation an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.

17.                     GENERAL PROVISIONS.  If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday, or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed under the laws of the State of Delaware.

DIGITAL RIVER, INC.

NOTICE OF EXERCISE

Digital River, Inc.

Re:	Exercise of Stock Options
1999 Stock Option Plan
(formerly known as the 1999 Non-Officer Stock Option Plan)

Ladies and Gentlemen:

Pursuant to the terms of that certain Stock Option Agreement under the Digital River, Inc. 1999 Stock Option Plan (formerly known as the 1999 Non-Officer Stock Option Plan), this Letter is to notify you that I hereby exercise my outstanding stock options to purchase                  shares of common stock (the “Shares”) of Digital River, Inc. Attached is (indicate by placing an “X” in the appropriate box):

☐     (i)    a check in the amount of $                   made payable to Digital River, Inc.;

☐      (ii)   another form of consideration acceptable to Digital River, Inc. (explain below):

                                                                                                       in payment of the exercise price of $                           per share.

I acknowledge prior receipt of a copy of the Digital River, Inc. 1999 Stock Option Plan (formerly known as the 1999 Non-Officer Stock Option Plan). I understand that I may suffer adverse tax consequences as the result of my purchase of Shares. I represent that I have consulted with any tax consultants I deem advisable in connection with the purchase or disposition of the Shares and that I am not relying on Digital River, Inc. for any tax advice.

Very Truly Yours,

Signature

Print Name

Date:

DIGITAL RIVER, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE 1999 STOCK OPTION PLAN

THIS AGREEMENT is made as of                      , between DIGITAL RIVER, INC., a Delaware corporation (the “Company’), and                                        (the “Optionee”).

THE PARTIES AGREE AS FOLLOWS:

1.                            OPTION GRANT.  The Company hereby grants to the Optionee an option (the “Option”) to purchase the number of shares of the Company’s voting common stock (the “Shares”), for an exercise price per share (the “Option Price”) and based upon a Grant Date, all as set forth below:

Shares Under Option:
Option Price Per Share:
Grant Date:
Vesting Commencement Date:
Vesting Schedule (Cumulative):

The Option will be subject to all of the terms and conditions set forth herein and in the Company’s 1999 Stock Option Plan (the “1999 Plan”), a copy of which is attached hereto and incorporated herein by reference. The Option granted hereunder will be a Non-Qualified Stock Option, NOT intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

2.                            STOCKHOLDER RIGHTS.  No rights or privileges of a stockholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

3.                            TERMINATION.  Subject to earlier termination as provided in the 1999 Plan, this Option will expire, unless previously exercised in full, on the date ten (10) years from the Grant Date.

4.                            TERMS OF THE 1999 PLAN.  The Optionee understands that the 1999 Plan includes important terms and conditions that apply to this Option. Those terms include (without limitation): important conditions on the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Shares received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an employee, director or consultant to or of the Company or its subsidiaries. The Optionee acknowledges that he or she has read the 1999 Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

5.                            MISCELLANEOUS.  This Agreement (together with the 1999 Plan) sets forth the complete agreement of the parties concerning the subject matter hereof; superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the laws of the State of Minnesota irrespective of such state’s choice of law provisions, and may be executed in counterparts.

The parties hereby have entered into this Agreement as of the date set forth above.

DIGITAL RIVER, INC.

By:
Title: President

“OPTIONEE”

Attachments:	(1) 1999 Stock Option Plan
(2) Notice of Exercise